                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              CB BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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
                                     [LOGO]

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

TO STOCKHOLDERS OF CB BANCSHARES, INC.:

    Notice is hereby given that the 1999 annual meeting (the "Meeting") of stockholders of CB Bancshares, Inc. ("Bancshares"), will be held at the Ala Moana Hotel, Carnation Room, 410 Atkinson Drive, Honolulu, Hawaii, on Thursday, April 29, 1999, at 1:30 p.m., Hawaii Standard Time, for the purposes of considering and voting upon the following matters:

    1. To elect four (4) Class I Directors to serve until the 2002 annual meeting of stockholders and until their successors are elected.

    2.  To consider and adopt the CB Bancshares, Inc. Directors Stock Option
       Plan.

    3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The Board of Directors is not aware of any other business to come before the Meeting. Only stockholders of record at the close of business on March 8, 1999, will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

    All stockholders are cordially invited to attend the Meeting in person. However, to assure the presence of a quorum, you are requested to promptly sign, date and return the enclosed form of proxy, which is solicited by the Board of Directors, in the enclosed, self-addressed stamped envelope whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the Meeting in person.

                             BY ORDER OF THE BOARD OF DIRECTORS

                                                [SIG]

                             James H. Kamo
                             CHAIRMAN

Honolulu, Hawaii
March 30, 1999

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR ENCLOSED PROXY CARD.

                                     [LOGO]

                              201 Merchant Street
                             Honolulu, Hawaii 96813
                            ------------------------

                                PROXY STATEMENT
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 29, 1999
                            ------------------------

    This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of CB Bancshares, Inc. ("Bancshares") to be used for voting at the 1999 annual meeting of stockholders of Bancshares and at any adjournments or postponements thereof (the "Meeting"), which will be held on April 29, 1999, at 1:30 p.m., Hawaii Standard Time, at the Ala Moana Hotel, Carnation Room, 410 Atkinson Drive, Honolulu, Hawaii. The accompanying Notice of Annual Meeting, this Proxy Statement and the Proxy Card are first being mailed to stockholders of Bancshares on or about March 30, 1999.

    The annual report of Bancshares, which is being mailed with this Proxy Statement, is not deemed to be proxy solicitation material.

                                 VOTING RIGHTS

    Only holders of Bancshares common stock ("Common Stock") of record at the close of business (4:00 p.m., Hawaii Standard Time) on March 8, 1999 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, there were 3,552,228 shares of Bancshares Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on any matter which may properly come before the Meeting. There is no cumulative voting with respect to Bancshares Common Stock.

                                VOTING BY PROXY

    Proxies solicited by the Board of Directors which are properly executed and returned to Bancshares will be voted in accordance with directions given thereon. Executed proxies on which no directions are indicated will be voted FOR election of the Board's nominees for Class I directors, and FOR adoption of the CB Bancshares, Inc. Directors Stock Option Plan. If for any reason a nominee should decline or be unable to stand for election at the 1999 annual meeting of stockholders, an event which Bancshares does not presently anticipate, proxies, if authorized to vote for the Board's nominees, may in their discretion vote for another candidate. The Board of Directors has appointed directors Donald J. Andres, Tomio Fuchu and Hiroshi Sakai, to act as proxies on behalf of the Board of Directors.

    Prior to the annual meeting the Bancshares' Board of Directors will appoint inspectors of election and tellers of vote. The inspectors and tellers will tally all votes cast in person or by proxy for the election of directors, and proposed CB Bancshares, Inc. Directors Stock Option Plan. With respect to the election of directors abstentions and broker non-votes will not be counted as either a vote for or against the election of a director. Since elections for director will be determined according to votes actually cast, abstentions and broker non-votes will have no effect on the outcome of voting. Directors will be elected upon receiving a majority of the votes cast in person or by proxy at the annual meeting, provided a quorum is present. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. If a quorum is not present in person or represented by proxy, the stockholders entitled to vote, present or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. Approval of the CB Bancshares, Inc. Directors Stock Option Plan requires the affirmative vote of a majority of the shares outstanding on the record date (accordingly, abstentions and broker non-votes will have the same effect as votes cast against any such action).

    A stockholder may revoke his or her proxy at any time prior to its exercise by filing with the Secretary of Bancshares or the presiding officer of the meeting a written notice of revocation. A stockholder attending the 1999 annual meeting may revoke his or her proxy in person at the meeting at any time prior to its exercise, and a stockholder's proxy may be revoked or superseded by a duly executed proxy of later date.

    THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANCSHARES and delegates discretionary authority with respect to any additional matters which may properly come before the meeting. Although the Board is not currently aware of any additional matter, if other matters do properly come before the meeting, proxies will vote thereon in accordance with their best judgment.

                             ELECTION OF DIRECTORS

    Bancshares currently has a total of eleven (11) directors constituting the entire Board of Directors, divided into three (3) classes, CLASS I consisting of four (4) directors, CLASS II consisting of four (4) directors, and CLASS III consisting of three (3) directors. The articles of incorporation provide for each class of directors to be elected for three-year terms on a staggered basis. At the 1999 annual meeting four (4) Class I directors are to be elected to serve until the 2002 annual meeting of stockholders and until their respective successors have been elected.

    The Board of Directors' four nominees for Class I directors are Colbert M. Matsumoto, Caryn S. Morita, Yoshiki Takada and Lionel Y. Tokioka. All of the nominees, except Mr. Matsumoto, are incumbent directors of Bancshares and are currently directors of City Bank (the "Bank"). Mr. Matsumoto is currently a director of the Bank. The Board of Directors of the Bank and International Savings and Loan Association, Limited ("ISL"), the two major subsidiaries of Bancshares, are elected by Bancshares as the sole stockholder of the Bank and ISL. The selection of nominees for the election of directors of the Bank and ISL is within the discretion of the Board of Directors of Bancshares.

    THE BANCSHARES BOARD OF DIRECTORS RECOMMENDS TO THE STOCKHOLDERS ITS FOUR NOMINEES FOR CLASS I DIRECTORS.

    Unless authority to vote for the election of directors or for a specified nominee is withheld, all proxies will be voted to elect the Board of Directors' four (4) nominees. While Bancshares does not anticipate that any nominee will decline or be unable to stand for election at the 1999 annual meeting, if for any reason any nominee should decline or be unable to serve, proxies may vote for the election of such other person as the Board of Directors shall nominate or proxies shall otherwise select.

    To be eligible for election as a director, written request that a person's name be placed in nomination together with the written consent of such nominee to serve as director must be received by the Secretary from a stockholder of record who is entitled to notice of and to vote at any annual or special meeting of stockholders not less than thirty (30) days prior to the date fixed for such meeting.

    The following table sets forth as to each nominee for Class I director, and each Class II and Class III director now in office, each person's age, principal occupation during the past five years and the year in which he or she was first elected a director of Bancshares and, for each such nominee and director, and for all executive officers and directors of Bancshares, as a group, the number of shares of Bancshares Common Stock beneficially owned as of the Record Date, and the percentage of the class which such ownership represents. Unless otherwise noted, each of the persons listed below is the direct beneficial and record owner of the number of shares indicated, as to which he or she exercises sole voting and investment power.

                                                              YEAR FIRST     COMMON STOCK
NAME, AGE, PRINCIPAL OCCUPATION DURING PAST FIVE YEARS, AND   ELECTED A      BENEFICIALLY    PERCENT OF
                    OTHER DIRECTORSHIPS                        DIRECTOR         OWNED           CLASS
------------------------------------------------------------  ----------     ------------    -----------
NOMINEES FOR ELECTION AS CLASS I DIRECTORS -- TERMS TO
 EXPIRE IN 2002

MATSUMOTO, COLBERT M. (46)                                       --                 500           0.001%
 Attorney, Matsumoto LaFountaine & Chow, Attorneys at Law, a
 Law Corporation; Director of Bank from April 1998
MORITA, CARYN S. (38)                                           1995             22,963  (1)      0.64 %
 Senior Vice President and General Counsel of the Bank since
 November 1996; Senior Vice President and General Counsel of
 Bancshares from April 1994 to November 1996; Vice President and General Counsel of Bancshares from September 1993 to
 April 1994
TAKADA, YOSHIKI (40)                                            1997                  0           0.0  %
 Senior Vice President of SMC Pneumatics Inc. since June
 1991; Director of SMC Corporation since June 1994
TOKIOKA, LIONEL Y. (64)(2)                                      1994             21,998  (3)      0.62 %
 Chairman of the Board of ISL since April 1997; Vice
 Chairman of the Board of ISL from April 1994 to April 1997;
 Chairman of the Board and Chief Executive Officer of
 International Holding Capital Corp. from 1984 to April
 1994; Chairman of the Board, Chief Executive Officer and
 President of ISL from 1978 to April 1994
CLASS III DIRECTORS--TERMS TO EXPIRE IN 2001
FUCHU, TOMIO (60)                                               1995                  0           0.0  %
 Chairman of Kyokuto Securities Co. Ltd. since July 1995;
 Managing Director and General Manager, International
 Planning Division of The Sakura Bank, Ltd. from February,
 1993 to June 1995; Director of the Bank from August 1995
MATSUO, LARRY K. (72)                                           1998              4,162  (4)      0.12 %
 Chief Executive Officer of Paren, Inc., dba Park
 Engineering for more than the past five years; Director of
 the Bank for more than the past five years
SAKAI, HIROSHI (74)                                             1998              4,258  (5)      0.13 %
 Attorney; Director of the Bank for more than the past five
 years; President, Citibank Properties, Inc. since April
 1997
CLASS II DIRECTORS--TERMS TO EXPIRE IN 2000
ANDRES, DONALD J. (57)                                          1997              2,675  (6)      0.075%
 Director and Executive Vice President, M. A. Schapiro &
 Co., Inc. from May 1994 to December 1997; Partner, Ernst &
 Young LLP from June 1962 to May 1994
MIGITA, RONALD K. (57)(7)                                       1997              3,131  (8)      0.088%
 Chief Executive Officer of Bancshares, Bank and ISL since
 April 1997, President of Bancshares since April 1997;
 President and Chief Operating Officer of Bancshares from
 June 1995 to November 1996; Vice Chairman of Bank and ISL
 from April 1997; President of the Bank from August 1998;
 President of ISL from April 1996 to November 1996;
 Executive Vice President of Bank of Hawaii from 1989 to May
 1995
WHITEMAN, H. CLIFTON (73)                                       1997              3,000           0.084%
 Director and Consultant, York Research Corporation from
 July 1991 to June 1997; Director and Consultant, Keene
 Corporation from November 1991 to June 1996
YOSHIMURA, DWIGHT L. (44)                                       1999   (9)            0           0    %
 Senior Vice President and General Manager, General Growth
 Management of Hawaii from October 1993; Director of ISL
 from May 1998
Directors and Executive Officers as a group (15 persons)         --              86,001           2.42 %

------------------------

(1) Of 22,963 shares beneficially owned by Caryn S. Morita, 22,377 shares are held in a Trust established by James M. and Aiko N. Morita, with Caryn S. Morita and Patrick A. Tanigawa as Joint-Trustees. Voting power is shared between the Joint-Trustees under the terms of the Trust. Of 22,963 shares owned by Caryn S. Morita, 243 shares are allocated to her account in the CB Bancshares, Inc. Employees Stock Ownership Plan ("ESOP"), the voting of which shares she is entitled to direct. These shares do not include 6,000 shares covered by exercisable options as of the Record Date.

(2) See "Consulting Agreement with Lionel Tokioka" below concerning Mr. Tokioka's agreement with Bancshares.

(3) Of the 21,998 shares owned by Lionel Y. Tokioka, 452 shares are allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct. Not included in the 21,998 shares owned by Lionel Y. Tokioka are 877 shares owned by Thym, Inc., an affiliated corporation, and 1,234 shares owned by his spouse, as to which he disclaims any beneficial ownership.

(4) Of the 4,162 shares beneficially owned by Larry K. Matsuo, 2,899 shares are held by a trust with Mr. Matsuo as trustee, as to which he exercises sole voting and investment power, and 1,763 shares are held by a trust with Mr. Matsuo's spouse as trustee, as to which he shares voting and investment power.

(5) Of the 4,258 shares beneficially owned by Hiroshi Sakai, 3,682 are owned jointly with his spouse, as to which he shares voting and investment power. Not included in the 4,258 shares owned by Mr. Sakai are 458 shares owned by his spouse, as to which he disclaims any beneficial ownership.

(6) Of the 2,675 shares beneficially owned by Donald J. Andres, 1,000 shares are owned jointly with his spouse as to which he shares voting and investment power, 675 shares are owned by Mr. Andres, and 1,000 shares are owned by a family limited partnership, as to which he exercises sole voting and investment power.

(7) See "Employment Agreement With Ronald K. Migita" below concerning Mr. Migita's employment with Bancshares and the Bank.

(8) Of 3,131 shares beneficially owned by Ronald K. Migita, 3,000 shares are held by a trust with Mr. Migita and his spouse as co-trustees, as to which he shares voting and investment power. Of 3,131 shares owned by Mr. Migita, 31 shares are allocated to his account in the CB Bancshares, Inc. ESOP, the voting of which shares he is entitled to direct. These shares do not include 16,500 shares covered by exercisable options as of the Record Date.

(9) Dwight L. Yoshimura was elected by the Board of Directors on January 19, 1999 to fill the unexpired term of director James M. Morita, who died on June 4, 1998.

    Richard C. Lim, President of ISL, Michael K. Kawamoto, Executive Vice President of the Bank, and Jasen Takei, Senior Vice President of ISL, are Named Executive Officers named in the Summary Compensation Table below whose Bancshares stock ownership is not described above. As of the Record Date, Mr. Lim owned beneficially 4,034 shares of Common Stock, which included 397 shares allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct. These amounts do not include 13,000 shares for Mr. Lim, covered by exercisable options as of the Record Date. Mr. Kawamoto owned beneficially 5,183 shares of Common Stock, which included 5,089 shares allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct, and Mr. Takei owned beneficially 5,880 shares of Common Stock, which included 247 shares allocated to his account in the Bancshares ESOP, the voting of which shares he is entitled to direct. These amounts do not include 7,000 shares and 6,500 shares for Mr. Kawamoto and Mr. Takei, respectively, covered by exercisable options as of the Record Date.

                                   MANAGEMENT

    Executive officers of Bancshares, and other significant officers and employees of Bancshares and its subsidiaries are listed below. The information is current as of the record date.

NAME AND AGE                                             CURRENT POSITION AND BUSINESS HISTORY
-------------------------------------  --------------------------------------------------------------------------
James H. Kamo (78)...................  Chairman of the Board of Bancshares and its subsidiaries (except ISL)
                                        since April 1997; Corporate Secretary of Bancshares, the Bank and
                                        Citibank Properties, Inc. for more than the past five years; Corporate
                                        Secretary of ISL since January 1995. Mr. Kamo has reached the mandatory retirement age for directors of Bancshares and its subsidiaries and will not be reelected as a director.

Ronald K. Migita (57)................  Chief Executive Officer of Bancshares, Bank and ISL since April 1997;
                                        President of Bancshares since April 1997; President and Chief Operating
                                        Officer of Bancshares from June 1995 to November 1996; Vice Chairman of
                                        Bank and ISL from April 1997; President of the Bank since August 1998;
                                        President of ISL from April 1996 to November 1996; Executive Vice
                                        President of Bank of Hawaii from 1989 to May 1995. See "Employment
                                        Agreement With Ronald K. Migita" below concerning Mr. Migita's employment with Bancshares and the Bank.

Lionel Y. Tokioka (64)...............  Chairman of the Board of ISL since April 1997; Vice Chairman of the Board of ISL from April 1994 to April 1997; Chairman of the Board and President
                                        of ISL from December 1986 to April 1994.

Richard C. Lim (46)..................  President and Chief Executive Officer of ISL since February 1997;
                                        President and Chief Operating Officer of ISL from April 1994 to April
                                        1996, and from November 1996 to February 1997; Executive Vice President
                                        of the Bank from June 1998; Executive Vice President of ISL from May 1991 to April 1994 and from April 1996 to November 1996.

Daniel Motohiro (55).................  Senior Vice President and Chief Financial Officer of Bancshares since May
                                        1992; Treasurer of Bancshares since October 1993; Assistant Treasurer of
                                        Bancshares from July 1986 to September 1993.

Dean K. Hirata (41)(1)...............  Chief Financial Officer of Bancshares, Bank and ISL from April 1999;
                                        Senior Vice President and Controller of First Hawaiian Bank since 1995;
                                        Vice President and Controller of First Hawaiian Bank prior to 1995.

Michael K. Kawamoto (51).............  Executive Vice President of the Bank for more than the past five years.

Jasen H. Takei (36)..................  Senior Vice President of ISL for more than the past five years.

------------------------

(1) The appointment of Dean K. Hirata as Chief Financial Officer of the Bank will become effective 30 days after notification to the Federal Deposit Insurance Corporation ("FDIC") and if the FDIC does not disapprove the appointment. Notification was filed on March 5, 1999.

    Officers of Bancshares are elected annually for a term of one year at the Board of Directors annual meeting immediately following the annual meeting of stockholders.

    Pursuant to an Employment Agreement, Randall O. Chang was President and Chief Operating Officer of the Bank from August 1993 to August 1998, which was the term of the Agreement. The Agreement was not renewed. Mr. Chang was previously awarded a stock option of 4,000 shares, the exercise of which is presently in dispute.

EMPLOYMENT AGREEMENT WITH RONALD K. MIGITA

    Bancshares and Ronald K. Migita entered into an Employment Agreement on May 31, 1995 employing Mr. Migita as President and Chief Operating Officer of Bancshares for a term commencing June 5, 1995 and ending on May 31, 2000. Mr. Migita's base salary is $225,000 for each year of the term. Bancshares may in its discretion increase the base salary and grant bonus or other compensation or benefits, and Mr. Migita is entitled to participate in employee benefit plans and programs of Bancshares, to the extent that he is eligible. Bancshares may terminate the employment of Mr. Migita for cause as defined in the Agreement without prior notice. Mr. Migita may terminate his employment upon 120 days prior written notice. The Agreement terminates in the event of the death or disability, as defined in the Agreement, of Mr. Migita.

    Pursuant to his Employment Agreement, Mr. Migita was employed as President and Chief Operating Officer (COO) of Bancshares from June 1995 through November 15, 1996, when his position as President and COO was terminated, although Bancshares continued Mr. Migita's payments under his Employment Agreement. On March 5, 1997, the Bancshares Board of Directors elected Mr. Migita President and Chief Executive Officer, subject to regulatory approval, settlement of threatened litigation by Mr. Migita, and regulatory approval of Mr. Morita's retirement agreement. On March 27, 1997, Bancshares and Mr. Migita entered into a settlement agreement, which, subject to regulatory approval, (a) designated him to management's Class II slate of director nominees for the 1997 annual meeting, (b) appointed him as President and Chief Executive Officer of Bancshares, (c) reaffirmed Mr. Migita's May 31, 1995 Employment Agreement, (d) allowed him to retain all compensation since November 15, 1996, (e) restored all employment benefits provided for in the May 31, 1995 Employment Agreement, (f) provided for continued employment of his secretary, (g) provided for reimbursement of Mr. Migita's legal expenses and costs, up to $8,000, and (h) recommended his appointment as Chief Executive Officer of the Bank. The Settlement Agreement was submitted to the Federal Reserve Bank of San Francisco ("FRB") pursuant to the Memorandum of Understanding agreement dated October 16, 1996 ("MOU") entered into between Bancshares and FRB. The FRB indicated that it did not disapprove the settlement agreement under the MOU.

CONSULTING AGREEMENT WITH LIONEL Y. TOKIOKA

    Bancshares and Lionel Y. Tokioka have entered into a Consulting Agreement engaging Mr. Tokioka as a consultant to Bancshares and its subsidiaries at an annual fee of $150,000 for a one-year period commencing June 1, 1997, payable in equal monthly installments. As provided in the Agreement the term was renewed for an additional 12-month period. Bancshares is also required to reimburse Mr. Tokioka for certain expenses and to provide office and parking space and other facilities necessary for the provision of services under the Agreement. An addendum to the Agreement entered into as of April 28, 1998 provided that at the expiration of COBRA coverage, Mr. Tokioka be allowed to participate in the company's medical and dental insurance plans. Such participation could include his dependent(s), at his expense, until the earlier of the age of 65 or until such time as the Agreement is terminated. The Consulting Agreement may be terminated for just cause as defined in the Agreement. The Consulting Agreement may also be terminated in the event of the death or permanent disability of Mr. Tokioka. The Consulting Agreement was entered into as part of a settlement with Bancshares of claims brought by Mr. Tokioka arising out of the termination of his employment.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

    The following table sets forth all compensation paid or payable for the years 1996 - 1998 by Bancshares or its subsidiaries to Bancshares' Chief Executive Officer in 1998, and the four other most highly compensated executive officers of Bancshares and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                       COMPENSATION
                                                                                    -------------------
                                                                                          AWARDS
                                                          ANNUAL COMPENSATION (1)   -------------------
                                                                                        SECURITIES
                                                          ------------------------      UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITIONS HELD IN 1998        YEAR     SALARY ($)    BONUS ($)    OPTIONS/SARS (#)    COMPENSATION ($)
---------------------------------------------  ---------  -----------  -----------  -------------------  -----------------

Ronald K. Migita.............................       1998   $ 250,008   $ 100,000            12,500          $   8,073(2)
Chief Executive Officer of Bancshares and its       1997   $ 241,664   $  15,000            12,500          $   4,533
subsidiaries (from April, 1997); President          1996   $ 225,000           0                 0          $   4,575
and Chief Operating Officer of Bancshares and
the Bank

Richard C. Lim...............................       1998   $ 150,000   $ 107,703(3)              0          $   8,073(4)
President and Chief Operating Officer of ISL;       1997   $ 150,000   $ 143,594            10,000          $  23,563(5)
Executive Vice President of the Bank                1996   $ 150,000   $ 153,936                 0          $   4,848

Randall O. Chang.............................       1998   $ 108,281   $       0                 0          $  18,558(7)
former President and Chief Operating Officer        1997   $ 173,250   $       0             4,000          $   5,100
of the Bank(6)                                      1996   $ 173,250   $       0                 0          $   4,848

Michael K. Kawamoto..........................       1998   $ 115,529   $   5,000                 0          $   6,387(8)
Senior Vice President and                           1997   $ 114,153   $   5,000             4,000          $   4,283
Executive Vice President of the Bank                1996   $ 112,518   $       0                 0          $   4,832

Jasen H. Takei...............................       1998   $ 104,837   $  50,000                 0          $   5,232(9)
Senior Vice President of ISL                        1997   $ 104,073   $  12,000             5,000          $   6,454
                                                    1996   $ 100,863   $   3,973                 0          $   3,198

------------------------------

(1) Amounts do not include amounts expended by Bancshares which may have a value as a personal benefit to the named individual. The value of such benefits did not exceed, however, the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named individual.

(2) This amount is the annual contribution made by Bancshares to Mr. Migita's 401(k) account.

(3) Mr. Lim's bonus was calculated according to a bonus plan adopted in 1996 by the ISL Board of Directors (see "Board Compensation Committee Report on Executive Compensation" below). The amount paid to Mr. Lim is his bonus calculated for the fourth quarter of 1997 ($32,703), and for 1998 ($75,000).

(4) This amount is the annual contribution made by Bancshares to Mr. Lim's 401(k) account.

(5) This amount includes $18,463 in accrued vacation pay, and an annual contribution of $5,100 made by Bancshares to Mr. Lim's 401(k) account.

(6) Mr. Chang's employment with the Bank as President and Chief Operating Officer ended in August 1998. Mr. Chang was previously awarded a stock option of 4,000 shares, the exercise of which is presently in dispute.

(7) This amount includes $16,658 in accrued vacation pay, and an annual contribution made by Bancshares to Mr. Chang's 401(k) account.

(8) This amount is the annual contribution made by Bancshares to Mr. Kawamoto's 401(k) account.

(9) This amount is the annual contribution made by Bancshares to Mr. Takei's 401(k) account.

STOCK OPTIONS

    The following table sets forth information concerning the grant of stock options during the last fiscal year to the above named executive officers under Bancshares' Stock Compensation Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE
                             -------------------------------------------------------------------  VALUE AT ASSUMED ANNUAL
                                              PERCENT OF TOTAL                                      RATES OF STOCK PRICE
                                                OPTIONS/SARS                                      APPRECIATION FOR OPTION
                                                 GRANTED TO        EXERCISE OR                        TERM (10 YEARS)
                              OPTIONS/SARS        EMPLOYEES         BASE PRICE      EXPIRATION    ------------------------
NAME                         GRANTED (1)(#)    IN FISCAL YEAR         ($/SH)           DATE         5% ($)      10% ($)
---------------------------  --------------  -------------------  --------------  --------------  ----------  ------------
Ronald K. Migita...........      12,500(2)            100.0%       $   42.50(3)        1/2/2008   $  334,125  $    846,625

Richard C. Lim.............           0                   0%            --              --            --           --

Michael K. Kawamoto........           0                   0%            --              --            --           --

Jasen H. Takei.............           0                   0%            --              --            --           --

------------------------

(1) All options were granted on January 2, 1998.

(2) Of Mr. Migita's stock option award of 12,500 shares, 2,352 shares are Incentive Stock Options which become exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one year period beginning on the date of the grant.

(3) The exercise price for the Incentive Stock Options is the closing sales price for Bancshares Common Stock on NASDAQ on January 2, 1998.

    The following table sets forth information concerning unexercised stock options to purchase Bancshares Common Stock under the Stock Compensation Plan. Mr. Migita exercised 1,000 of his nonqualified stock options in 1998.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED          IN-THE-MONEY
                                                             OPTIONS/SARS AT FY-END(#)  OPTIONS/SARS AT FY-END($)
                                                             -------------------------  -------------------------
                                                             EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
                                                             -------------------------  -------------------------
Ronald K. Migita...........................................            1,500/0(1)              $  2,906/$0
                                                                       2,500/0(2)              $      0/$0
                                                                      12,500/0(3)              $      0/$0
                                                                      0/12,500(4)              $      0/$0

Richard C. Lim.............................................            1,500/0(1)              $  1,453/$0
                                                                       1,500/0(2)              $      0/$0
                                                                      10,000/0(3)              $      0/$0

Michael K. Kawamoto........................................            1,500/0(1)              $  1,453/$0
                                                                       1,500/0(2)              $      0/$0
                                                                       4,000/0(3)              $      0/$0

Jasen H. Takei.............................................              750/0(1)              $    727/$0
                                                                         750/0(2)              $      0/$0
                                                                       5,000/0(3)              $      0/$0

------------------------

(1) These options were originally granted as Performance Options to become exercisable five years after the date of grant. The Performance Options may have become exercisable sooner, depending upon Bancshares financial results. If Bancshares' "return on equity" increased by 100 basis points, then the

    Performance Options would become exercisable with respect to one-third of the stated number of shares of Common Stock; an increase of 200 basis points would have caused the Performance Options to become exercisable with respect to two-thirds of the stated number of shares of Common Stock; and a 300 basis point increase meant the Performance Options would have become fully exercisable. An employee must have been employed by Bancshares or one of its subsidiaries for a full year after the date of grant before a Performance Option could have been exercised. On November 18, 1997, the Compensation Committee removed the return on equity and the five-year conditions to the exercise of these previously granted options.

(2) These options are Index Options which become exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one-year period beginning on the date of grant. The exercise price of an Index Option increases from year to year according to increases, but not decreases, in the cost of living. The initial exercise price of the Index Options is the fair market value on the date of grant. Each January 1, the exercise price for Index Options will increase according to the increase in the Bureau of Labor Statistics' Consumer Price Index--All Urban Consumers. On November 18, 1997, the Compensation Committee fixed the exercise price of Index Options at the initial exercise price of the grants increased by the Index factors as of September 30, 1997.

(3) 2,325 of these options are Incentive Stock Options which become exercisable one year after the date of the grant. The exercise price is fixed at $43.00 per share, which was the fair market value of each share on December 15, 1997, the date of the grants. The term of the option is ten years from December 15, 1997.

(4) 2,352 of these options are Incentive Stock Options and 10,148 are non-qualified stock options which become exercisable one year after the date of the grant. The exercise price is fixed at $42.50 per share, which was the fair market value of each share on January 2, 1998, the date of the grant. The term of the option is ten years from January 2, 1998.

    In-the-Money Options are those where the fair market value on December 31, 1998 of the underlying securities exceeded the exercise or base price of the option.

CHANGE OF CONTROL AGREEMENTS

    On March 28, 1996, the Board of Directors of Bancshares approved and adopted Change of Control Agreements with five senior executives of Bancshares, including Ronald K. Migita (the "CBBI Executives' Agreement"). On March 28, 1996, the Board of Directors of the Bank approved and adopted Change of Control Agreements between the Bank and eight senior executives (the "Bank Executives' Agreement"), including Michael K. Kawamoto. On March 28, 1996, the Board of Directors of ISL approved and adopted Change of Control Agreements between ISL and five of its executives (the "ISL Executives' Agreement"), including Richard
C. Lim and Jasen H. Takei. The CBBI Executives' Agreements, the Bank Executives' Agreements and the ISL Executives' Agreements are collectively referred to below as the "Change of Control Agreements". The executives who are parties to the Change of Control Agreements are referred to below as the "Executives." Bancshares, Bank and ISL are sometimes referred to below as the "Employer." As of the date of this Proxy Statement, Change of Control Agreements remain in effect for a total of 10 executives of Bancshares, the Bank and ISL.

    The Change of Control Agreements were adopted by the Boards of Directors of the Bank, ISL and Bancshares to encourage continuity of management in the event of a change of control of Bancshares by granting certain benefits to certain senior executives. The Change of Control Agreements become operational upon the occurrence of a "Change of Control." For purposes of the Change of Control Agreements, a "change of control" occurs when (i) a person acquires 20% or more of Bancshares' voting stock; (ii) Bancshares shareholders approve a merger, consolidation, or other business combination, or a sale of substantially all of its assets or enters into a similar business transaction (a "Transaction"), unless after such Transaction, the shareholders immediately prior to the Transaction continue to control a majority of Bancshares' voting power in the resulting entity; or (iii) within any 24 month beginning on or after December 1995, the persons who were directors immediately prior to such period shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors.

    In the event of a Change of Control, the benefits that will be provided to the Executives include: (i) employment with the Employer for a three year period commencing on the Effective Date (as defined in the applicable Change of Control Agreement) (the "Employment Period"), in a commensurate position, with commensurate duties, as held 90-days prior to the Effective Date; (ii) during the Employment Period, a base salary equal to the highest monthly salary paid during the year prior to the Effective Date; (iii) for each of the years during the Employment Period, a bonus equal to the highest bonus paid with regard to the three fiscal years prior to the Effective Date; (iv) during the Employment Period, participation in all health and welfare, incentive, savings plans and programs, including stock option, retirement and life insurance plans, all on a basis equal the highest level of participation received during the 90-day period prior to the Effective Date.

    The Change of Control Agreements will automatically terminate upon the Executive's death. The Employer may terminate the Change of Control Agreements after having established the Executive's disability and giving the Executive required notice. Following a Change of Control, the Executive may terminate the Change of Control Agreements for any reason on 30-days written notice. The Employer may terminate the Change of Control Agreements for cause.

    The Employer is required to make certain payments to the Executives upon termination of the Change of Control Agreements. If a Change of Control Agreement is terminated for death or disability, the Executive will receive those payments that have accrued under the Change of Control Agreements to the date of death, including full base salary, annual prorated bonus and deferred compensation, and any other amounts owed under the Employer's employee benefit plans then in effect. If a Change of Control Agreement is terminated for cause or is voluntarily terminated by the Executive, the Executive will also receive those payments that have accrued under the Change of Control Agreement to the date of termination other than the prorated bonus.

    If the Change of Control Agreement is terminated by the Employer, other than for cause, the Employer must pay to the Executive in a lump sum in cash the aggregate of the following amounts: (1) the Executive's base salary through the date of termination; (2) a cash amount equal to 2.99 times the sum of: (a) the Executive's average annual base salary, as defined (based on the average of the five most recent taxable years); (b) the higher of the (x) annual bonus earned by the Executive for the last fiscal year, or (y) the higher of the annual bonus earned by the Executive for the fiscal year of the Employer including the Effective Date or the last fiscal year of the Employer ended before the Effective Date; and (c) the present value, calculated using an 8% discount rate, of the annual cost to the Employer of obtaining life insurance coverage and benefit plans for the Executive and certain other fringe benefits, all of such amounts being subject to proration based on the number of months remaining in the Employment Period; (3) a cash amount equal to the difference between (x) the maximum payments the Executive would have received under any long-term incentive compensation or performance plan of the Employer for the remainder of the Employment Period if he had continued in the employ of the Employer for the remainder of the Employment Period, and (y) any amounts actually paid under any such plan with respect to such awards; (4) a cash amount equal to the present value of the incremental retirement benefits that would have been payable or available to the Executive had the Executive continued in the Employer's employ for the remainder of the Employment Period; and (5) a cash amount equal to any deferred compensation and any other amounts owing to the Executive under the then applicable employee benefit plans. Any amount paid or payable under (2)(a),
(2)(b) or (4) above is reduced by any amount paid to the Executive under Bancshares' severance procedures and guidelines or any agreement related thereto.

    With respect to any stock options or restricted stock held by the Executive, upon the earlier of the merger of the Employer with and into another corporation following a Change of Control or six months after termination of the Change of Control Agreement, the Executive will be paid an amount equal to the sum of (1) the product of (a) the excess of (x) the greater of (I) the highest price offered for a share of common stock of Bancshares in conjunction with any tender offer or during the 60-day period immediately preceding the date of the Change of Control, if the Change of Control occurs other than pursuant to a tender offer or (II) the then fair market value of such a share of common stock over (y) the exercise price of any stock option held by the Executive on the date of the Change of Control times (b) the number of shares of common stock subject to such options and (2) the product of (a) the excess of (x) the amount determined under sub-clause (1)(a) above over (y) the amount, if any, paid to acquire any shares of restricted common stock held by the Executive at the date of the Change of Control times (b) the number of such shares of restricted stock. If the Executive otherwise receives the value of any such stock option or restricted stock under the general provisions of any such award or any generally applicable provisions of any plan under which such options or restricted stock are issued, the number of shares of common stock taken into account above is appropriately reduced.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee"), considers compensation for executive officers of Bancshares and certain officers of the Bank and ISL and makes recommendations for approval by Bancshares' Board of Directors.

    The Committee designs executive compensation packages to attract and retain key executive officers and to maintain a competitive compensation package in comparison with banks and other financial institutions and business organizations of comparable size and complexity to Bancshares. Bancshares' executive compensation program is comprised of three elements:

       - annual base salary;

       - annual bonus awards; and

       - stock compensation awards

    BASE SALARIES. In determining the level of base salary for executive officers, the Compensation Committee evaluates a number of factors, including the span of control of each executive as well as the managerial and leadership skills and qualities possessed by the officer, the financial performance of Bancshares and its subsidiaries, including enhancement of value to stockholders, and related business matters such as community involvement and business relationships of the executive officer. There is no specific weighting of factors or objective formula by which the Committee applies these factors.

    Qualitative Factors. In examining the personal skills and qualities of an executive officer, the Compensation Committee evaluates the executive officer's administrative, managerial, planning and leadership skills, including vision and motivation, implementation and other leadership qualities.

    Financial Factors. In examining the financial performance of Bancshares and its subsidiaries, the Committee specifically examines, among other things, the amount of revenue and net income generated by Bancshares and its subsidiaries, earnings per share, the increase or decrease in total assets of Bancshares, appreciation in Bancshares' stock price and increase in shareholder value, the growth rate of Bancshares and its subsidiaries, and how such indicators compare to those of other comparable financial institutions.

    Related Business Factors. The Compensation Committee also analyzes related business indicators such as an executive officer's relationship with other businesses on a local, national and international level, an executive officer's community involvement, the public image and reputation projected by the executive officer, the executive officer's corporate communication, and the executive officer's relationship with stockholders, employees and government regulators.

    BONUS AWARDS. In determining bonus payments for management, the Committee generally follows a management incentive compensation program which focuses on specified performance measurements such as return on equity, return on assets relative to peers and net profit. There was no formal management incentive compensation program in place in 1998. However, selected officers received discretionary nominal bonuses, based on individual performance, in addition to bonuses granted to Mr. Migita and Mr. Lim.

    The ISL Board of Directors in 1996 adopted a bonus plan for Mr. Lim which provided for a bonus based on loan funding completed during 1997 by ISL. The bonus was based on a percentage of the "net contribution amount", defined as fee revenue less certain expenses incurred to produce such revenue, including commission, sales cost, underwriting and other costs. Mr. Lim's bonus for the fourth quarter of 1997 amounted to $32,702, and was paid in 1998. Mr. Lim did not have a bonus plan in 1998, and received a discretionary bonus of $75,000 for 1998.

    STOCK COMPENSATION AWARDS. The shareholders of Bancshares approved the CB Bancshares, Inc. Stock Compensation Plan in 1995, under which awards may be granted to executive officers and other key employees. The Stock Compensation Plan is designed to align the interests of executive officers with those of Bancshares' stockholders and reward the executive for creating shareholder value. Stock awards may be granted to key executives who are in a position to make a substantial contribution to the long-term success of Bancshares. The Committee administers the Stock Compensation Plan and makes recommendations of stock awards to the Bancshares Board of Directors based on the experience, achievements and anticipated future contributions to Bancshares of employees reviewed by the Committee. Stock compensation awards are not automatically granted every year.

    CHIEF EXECUTIVE OFFICER COMPENSATION. In determining the compensation of Bancshares' President and Chief Executive Officer, the Committee first considers the Employment Agreement dated May 31, 1995 covering Mr. Migita's initial employment with Bancshares. The Committee next reviews quantitative and financial performance factors as well as qualitative factors in order to determine whether any adjustments are necessary to the compensation set by the Agreement, which require subjective evaluation. Among the quantitative factors considered are profitability, growth and total shareholder return, such as return on equity, return on assets and share price performance. No adjustment in Mr. Migita's salary was made in 1998. However, the Committee awarded him a discretionary bonus of $100,000, and a stock incentive option of 12,500 shares as part of his compensation for 1998.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION. In 1993, the United States Congress enacted Section 162(m) of the United States Internal Revenue Code of 1986, as amended, effective for taxable years commencing on January 1, 1994. This legislation generally limits Bancshares' executive compensation deduction to $1,000,000 per year per executive for certain compensation paid to its Chief Executive Officer and the four highest compensated executives (other than the CEO) named in the proxy statement. The Compensation Committee has determined Bancshares and its subsidiaries will not pay any amounts in the fiscal year ended December 31, 1997 to any executive officer that would result in a loss of federal income tax deduction under Section 162(m). Accordingly, the Compensation Committee has not recommended that any special actions be taken or that any plans or programs be revised at this time. The Compensation Committee intends to study Section 162(m) and its effects on Bancshares' executive compensation program with respect to future compensation.

                             COMPENSATION COMMITTEE

H. Clifton Whiteman, Chairman
Larry K. Matsuo, Vice-Chairman
Lionel Y. Tokioka

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the last fiscal year, the following persons served as a member of the Compensation Committee of Bancshares' Board of Directors:

- H. Clifton Whiteman, Chairman
- Larry K. Matsuo, Vice-Chairman
- Lionel Y. Tokioka

    The following executive officers of Bancshares also serve on the Board of Directors of ISL which makes compensation decisions with respect to executive officers of ISL: James H. Kamo, Ronald K. Migita and Lionel Y. Tokioka.

FINANCIAL PERFORMANCE

    The following graph summarizes the cumulative return experienced by Bancshares' stockholders over the years 1993 through 1998, compared to the CRSP Index for the NASDAQ Stock Market and a Peer Group consisting of two Hawaiian and two west coast bank holding companies:

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    AMONG CB BANCSHARES, INC., NASDAQ MARKET
                              & PEER GROUP INDICES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             CB BANCSHARES       PEER GROUP       NASDAQ
12/93                    $100             $100        $100
12/94                      95              100          98
12/95                      97              130         138
12/96                      99              159         170
12/97                     154              224         209
12/98                     109              249         293

                     (Performance results through 12/31/98)

                                                               1993         1994         1995         1996         1997
CB Bancshares.............................................         100           95           97           99          154
Peer Group................................................         100          100          130          159          224
NASDAQ....................................................         100           98          138          170          209

                                                               1998
CB Bancshares.............................................         109
Peer Group................................................         249
NASDAQ....................................................         293

The Peer Group consists of: CPB Inc., GBC Bancorp, Cathay Bancorp Inc. and First Hawaiian Inc.

       - Assumes $100 invested on December 31, 1993 in Bancshares Common Stock, NASDAQ Market Index and Peer Group Index.

       - Total return assumes reinvestment of dividends.

       - Fiscal year ending December 31.

[Source: Research Data Group]

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

COMPENSATION OF DIRECTORS

    During 1998, each person (other than Ronald K. Migita and Caryn S. Morita, who were not paid any retainer) who served as a director of one or more of Bancshares, the Bank or ISL Boards of Directors received an annual retainer of
(i) $10,000 for serving on one of the Boards; (ii) $5,000 for serving on a second Board; and (iii) $2,500 for serving on a third Board. Each member of the Board of Directors of Bancshares, the Bank and ISL received a fee of $500 per Board meeting attended and $500 per standing committee meeting attended. Each standing committee chairman of the Boards of Directors of Bancshares, the Bank and ISL received $550 for each committee meeting presided. As full-time employees of Bancshares and the Bank, respectively, Bancshares directors Ronald
K. Migita and Caryn S. Morita received no meeting fees for any Board of Director or committee meetings attended.

    In 1996, the Bancshares Board of Directors adopted a Director's Compensation Policy which included continued payment of retainer and meeting fees equivalent to those described above, but capped the number of meeting fees for which a Board member would be paid annually to 18 (subject to the occurrence of extraordinary events such as acquisition proposals or a shareholder election contest). A similar cap on meeting fees was instituted for committee meetings. In addition, persons who attend more than one meeting of a Board or committee on the same day will be paid only one meeting fee.

    City Finance and Mortgage, Inc., O.R.E., Inc. and Citibank Properties, Inc., pay no retainer or Board fees to their directors. ISL's direct and indirect subsidiaries (DRI Assurance, Inc., ISL Capital Corporation, ISL Services, Inc., ISL Financial Corporation and Pacific Assurance Agency, Inc.) also pay no retainer or Board fees to their directors.

COMMITTEES OF THE BOARD; MEETINGS

    The Audit, Compensation and Nominating Committees of Bancshares' Board of Directors committees are currently comprised of the following members:

AUDIT COMMITTEE:              COMPENSATION COMMITTEE:           NOMINATING COMMITTEE:
----------------------------  --------------------------------  -------------------------------------
Lionel Y. Tokioka, Chm.       H. Clifton Whiteman, Chm.         Larry K. Matsuo, Chm.
Hiroshi Sakai, Vice-Chm.      Larry K. Matsuo, Vice-Chm.        H. Clifton Whiteman, Vice-Chm.
Donald J. Andres              Lionel Y. Tokioka                 Ronald K. Migita
George Matsuda
Kenneth N. Sumimoto

    The Audit Committee is responsible for the operations and continued independence of Bancshares' Internal Audit Division ("IAD"). IAD independently reviews significant operations of Bancshares and its subsidiaries (other than ISL which has its own audit department for ISL and its subsidiaries). Reviews are conducted by IAD's two operating departments: Audit and Loan Review. The Audit Department's primary responsibilities are to review the adequacy and effectiveness of internal controls, to evaluate compliance with regulatory guidelines, internal policy, and generally accepted accounting practices, and to identify areas of risk and loss exposure. The Loan Review Department's primary responsibility is to evaluate the credit quality of the loan portfolios of Bancshares and its subsidiaries (other than ISL and its subsidiaries).

    The functions performed by the Bancshares Audit Committee include recommending annually to the Board of Directors of Bancshares an independent certified public accountant to perform the external audit function, reviewing financial statements and records, consulting with management concerning internal audit findings, and meeting with Bancshares' independent certified public accountants to discuss the process and scope of their external audit and the engagement letter. The Audit Committee held seven meetings during 1998.

    The Compensation Committee has the responsibility of reviewing and recommending compensation of all executive officers of Bancshares and its subsidiaries, subject to the approval of the Board of Directors of Bancshares and its subsidiaries, as the case may be. The Compensation Committee held four meetings during 1998.

    The Nominating Committee solicits recommendations for prospective directors, reviews such nominees and presents to the Board proposed candidates for the office of director of Bancshares and its subsidiaries. The Board then proposes the slate of directors for submittal to the stockholders the annual meetings of Bancshares and its subsidiaries. The Nominating Committee accepts recommendations from security holders that are timely submitted. The Nominating Committee met one time in 1998.

    Bancshares' Board of Directors held 4 meetings during 1998. All present directors attended at least 75% of the aggregate of meetings of the Board of Directors and meetings of committees of which they are members, except Yoshiki Takada.

CERTAIN TRANSACTIONS

    James H. Kamo, Chairman of the Board and Secretary of Bancshares and its subsidiaries, also acts as legal counsel for Bancshares and the Bank. In addition to directors' retainer and meeting fees described above, Mr. Kamo was also paid on a time and charge basis for a the period January through June, 1998 in the amount of $79,077. Also, Bancshares, the Bank and ISL together paid Mr. Kamo $60,000 on a fixed salary basis for the period July through December, 1998.

INDEBTEDNESS OF MANAGEMENT

    Certain directors and executive officers of Bancshares and its subsidiaries, and companies with which such directors and executive officers are associated, were customers of, and had banking transactions with the Bank and ISL in the ordinary course of the Bank's and ISL's business during 1998. Such loans totaled $4.885 million at December 31, 1998. All loans and commitments to lend included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (except as described below) and, in the opinion of the management of the Bank and ISL, did not involve more than a normal risk of collectibility or present other unfavorable features.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires Bancshares' officers and directors, and persons who own more than ten percent of a registered class of Bancshares' equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and beneficial owners of more than ten-percent of Bancshares Common Stock are required by the SEC regulation to furnish Bancshares with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to Bancshares during the last fiscal year, and written representations that no Form 5's were required, Bancshares is not aware of any late reports of such forms, transactions not timely reported or known failure to file a required form, except that H. Clifton Whiteman did not timely file a Form 4 relating to the disposition of stock by his spouse.

                          STOCKHOLDER APPROVAL OF THE
                CB BANCSHARES, INC. DIRECTORS STOCK OPTION PLAN

SUMMARY OF PLAN

    Bancshares' Board of Directors has approved, and recommends that stockholders approve, the CB Bancshares, Inc. Directors Stock Option Plan ("Plan"), a copy of which is attached as Exhibit A. The following summary description is qualified in its entirety by reference to the terms of the Plan.

    The purpose of the Plan is to advance the interests of Bancshares by encouraging and enabling eligible members of the Board of Directors of Bancshares, the Bank, and ISL to acquire and retain throughout each member's tenure as a director an ownership interest in Bancshares Common Stock. The Plan is effective as of April 29, 1999, and will continue for a term of ten years, unless sooner terminated under the provisions of the Plan.

    The maximum aggregate number of shares of Bancorp Common Stock which may be issued under the Plan is 50,000. The shares of Common Stock to be issued upon exercise of an option may be authorized but unissued shares or reacquired shares. If any of the options expire or terminate for any reason before they are exercised in full, the unpurchased shares subject to those expired or terminated options will cease to reduce the numbers of shares available for purposes of the Plan. Adjustments will be made to the number of shares subject to the Plan in connection with any change in Bancshares outstanding Common Stock resulting from a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or certain other corporate changes.

    Any director entitled to compensation from Bancshares, the Bank, or ISL for service as a director, other than a director who is also a salaried officer or employee of Bancshares or any of its subsidiaries, will be entitled to receive options according to the terms of the Plan. Specifically, commencing with the 1999 regular annual meeting of stockholders and as of the date of subsequent regular annual meeting, Bancshares will automatically grant a nonqualified stock option for the purchase of 1,000 shares of Common Stock to each eligible director who will be a director immediately following that annual meeting.

    Each option will expire ten years from the date on which the option is granted. The exercise price for option shares will be the fair market value of the shares at the time the option is granted, defined as the closing price for the Common Stock as of the date the option is granted. If an optionee ceases to serve as a director for any reason other than death or disability, his or her option will expire within three months following his or her termination or, if earlier, the date on which the option would otherwise expire under its terms. If an optionee dies or becomes disabled while serving as a director, the option will expire one year from the date of death or disability or, if earlier, the date on which the option would otherwise expire under its terms. The options granted may not be sold, pledged, assigned, or transferred in any manner (except, in certain circumstances, to a revocable trust under which the director is both trustee and beneficiary) otherwise than by will or the laws of descent or distribution and shall not be subject to execution, attachment, or similar process.

    The shares of Common Stock purchased upon exercise of options granted under the Plan will be restricted shares. If during the "Restriction Period" the holder of restricted shares so acquired ceases to be a director for any reason other than certain events that cause a lapse of restrictions, the holder will be required to sell those shares to Bancshares at the price paid for the shares. The Restriction Period is the period that commences on the date the restricted shares are issued and ends on the later of the expiration of the director's current or future consecutive term(s) as a director. During the Restriction Period, the shares may not be sold, pledged, assigned, or transferred in any manner (except, in certain circumstances, to a revocable trust of which the director is both trustee and beneficiary) and shall not be subject to execution, attachment, or similar process. The Restriction Period will not expire (and no redemption of the shares will occur) if a person ceases to be a director of Bancshares, the Bank, or ISL, but continues to serve as a director of one of such entities. The restrictions will lapse upon the earlier of expiration of the Restriction Period, the death or disability of the director, the occurrence of a Change of Control of Bancshares (as defined in the same manner as provided under the Change of Control Agreements discussed above), the removal of a director from office by stockholders without cause, or the termination of service of a director with the approval of the Board of Directors. Holders of restricted shares will have during the Restriction Period all of the rights of Bancshares stockholders, including the right to vote and the right to receive any dividends.

    The Plan is administered by the Compensation Committee, which will have the sole authority: (a) to construe and interpret the Plan; (b) to define its terms;
(c) to determine, to the extent not provided by the Plan, the terms and conditions of options and restricted option shares; and (d) to make all other determinations and do all other things necessary or advisable for the administration of the Plan.

    Subject to certain limitations and conditions, the Board of Directors may at any time, without approval of Bancshares' shareholders, terminate or suspend the Plan or amend or revise its terms, including the form of the option agreement to be used thereunder. However, in the case of any amendment or termination which adversely affects an option granted to or restricted share purchased by a director, such amendment or termination may not be made without the director's consent.

CERTAIN TAX ASPECTS OF THE PLAN.

    The grant or exercise of a nonqualified stock option to a director under the Plan will not at such time result in income to the director for federal income tax purposes. After receipt of restricted shares due to the exercise of an option, the director will generally recognize taxable ordinary income at the time the shares cease to be subject to restrictions under the Plan, equal to the excess of the fair market value of the shares at such time over the amount paid for the shares.

    However, within 30 days after the date the restricted shares are received, the director may elect under Section 83(b) of the Internal Revenue Code to recognize taxable ordinary income at the time of the transfer in the amount equal to the excess of the fair market value (determined without regard to the restrictions) of the shares at such time over the amount paid for the shares. If an election is made, no additional income will be recognized upon lapse of restrictions on the shares, but, if the shares are subsequently redeemed, the holder may not deduct the income that was recognized at the time of receipt of the shares. The holding period for the shares will begin at the time the taxable income is recognized under these rules, and the tax basis of the shares will be that amount of income so recognized plus the amount paid for the shares.

    Any dividends received on the restricted shares will be taxable compensation income when received. Bancshares will be entitled to a deduction at the same time and in the same amount as the director recognizes ordinary income, provided that Bancshares has satisfied any applicable withholding obligations under the Code.

VOTE REQUIRED

    Approval of the Plan requires the affirmative vote of a majority of Bancshares' Common Stock outstanding on the record date. Shares represented by executed proxy cards will be voted for this proposal unless otherwise specified on the proxy card.

              OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS

    The following table shows certain information with respect to all persons who are known to Bancshares to be the beneficial owners of more than five percent of Bancshares' outstanding Common Stock as of the Record Date:

                                                                                AMOUNT AND NATURE OF    PERCENT
                     NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP   OF CLASS
------------------------------------------------------------------------------  --------------------  -----------
CB Bancshares, Inc. Employees Stock Ownership Plan(1)                              220,796 shares        6.22%
  Hawaiian Trust Company, Ltd., Trustee
  841 Bishop Street, 12th Floor
  Honolulu, Hawaii 96813

First Union Corporation(2)                                                         265,500 shares(3)     7.47%
  One First Union Center
  Charlotte, North Carolina 28288

TON Finance, B.V.                                                                  341,401 shares        9.61%
  Rokin 5S 1000 A.E.
  Amsterdam, Netherlands

------------------------

(1) Participants in the ESOP are entitled to direct the ESOP Trustee how to vote shares which have been allocated to their respective accounts. In the absence of such direction, such shares will be voted by the ESOP Committee. The Trustee has sole investment power.

(2) The information relating to this beneficial ownership was derived from a
    Schedule 13G, dated February 9, 1999, which was filed by First Union Corporation with the Securities and Exchange Commission, as parent holding company for its subsidiary Evergreen Asset Management Corporation and Lieber & Company, investment advisers for mutual funds or other clients.

(3) Of the 265,500 shares, the above-referenced Schedule 13G indicates First Union Corporation has sole power to vote 244,500 shares, and shared power to vote 21,000 shares.

    Bancshares knows of no other beneficial owner of five percent or more of Bancshares Common Stock nor does it know of any arrangement which may at a subsequent date result in a change in control of Bancshares.

                              INDEPENDENT AUDITOR

    During 1998, Grant Thornton LLP completed its examination of the financial statements of Bancshares for 1997 and the preparation of the corporate income tax returns and interim examination for 1998. A representative of Grant Thornton LLP is expected to be present at the 1999 annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                                 OTHER MATTERS

    The cost of soliciting proxies will be borne by Bancshares. Bancshares will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of Bancshares or its subsidiaries may solicit proxies personally or by telegraph, telephone or other electronic means without additional compensation.

                              FINANCIAL STATEMENTS

    Bancshares' 1998 Annual Report to stockholders, including financial statements, has accompanied or preceded the mailing of this proxy statement.

    Bancshares will provide without charge to each stockholder solicited, upon the written request of any such stockholder, a copy of its annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and schedules thereto, for the fiscal year ended December 31, 1998. Such written request should be directed to Mr. Daniel Motohiro, Chief Financial Officer, CB Bancshares, Inc., 201 Merchant Street, Honolulu, Hawaii 96813.

                              STOCKHOLDER PROPOSAL

    In order for any stockholder proposal to be included in Bancshares' proxy statement and proxy as an item of business for the 2000 annual meeting of stockholders of Bancshares, it must be received at the principal executive offices of Bancshares not later than December 2, 1999.

                                 OTHER BUSINESS

    The Board of Directors does not know of any other matter to be presented at the 1999 annual meeting, but should any other matter properly come before the meeting, or any adjournment thereof, proxies will vote on such matter in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                [LOGO]

                                          James H. Kamo
                                          CHAIRMAN

March 30, 1999

TO BE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                                                                       EXHIBIT A

                              CB BANCSHARES, INC.
                          DIRECTORS STOCK OPTION PLAN

    Section 1. Purpose. This CB Bancshares, Inc. Directors Stock Option Plan ("Plan") is established by CB Bancshares, Inc. (the "Company"). The purpose of the Plan is to advance the interests of the Company by encouraging and enabling members of the Board of Directors of the Company, City Bank (the "Bank"), or of International Savings and Loan Association, Limited ("ISL") ("Directors") to acquire and retain throughout each member's tenure as a Director a proprietary interest in the Company by ownership of shares of the Company's common stock ("Common Stock"). Any option granted pursuant to this Plan ("Option") shall be specifically designated as not being an incentive stock option, as defined in
Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

    Section 2. Effective Date and Term of Plan. The Plan shall become effective as of April 29, 1999, subject to approval of the Plan by the holders of a majority of the Company's outstanding stock entitled to vote thereon at a meeting of the Company's stockholders following adoption of the Plan by the Board of Directors; provided, however, that Options may be granted under this Plan prior to obtaining stockholder approval of the Plan, but any such Options shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval. The Plan shall continue in effect for a term of ten years from April 29, 1999, unless sooner terminated under Section 22.

    Section 3. Administration. The Plan shall be administered by the Compensation Committee of the Company's Board of Directors ("Committee"). The Committee shall hold meetings at such times and places as they may determine, shall keep minutes of their meetings, and shall adopt, amend, and revoke such rules and procedures as they may deem proper with respect to the Plan. Any action of the Committee shall be taken by majority vote or the unanimous written consent of the Committee members.

    Subject to the other provisions of this Plan, and with a view to effecting its purpose, the Committee shall have, in its sole and absolute discretion, the authority: (a) to construe and interpret the Plan; (b) to define the terms used herein; (c) to determine, to the extent not provided by the Plan, the terms and conditions of Options and restricted shares granted pursuant to the terms of the Plan; and (d) to make all other determinations and do all other things necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs, and beneficiaries.

    Notwithstanding any other provision of the Plan (and without limiting the Committee's authority), in connection with any action concerning grants of Options to, or transactions by, Directors who are subject to the provisions of
Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act") ("Insiders"), the Committee may adopt such procedures as it deems necessary or desirable to assure the availability of exemptions from Section 16 of the Exchange Act afforded by Rule 16b-3 thereunder or any successor rule. Without limiting the foregoing, in connection with approval of any transaction by an Insider involving a grant, award, or other acquisition from the Company, or involving the disposition to the Company, of Common Stock, the Committee may delegate its approval authority to a subcommittee thereof comprised of two or more "Non-Employee Directors" (as defined in Rule 16b-3), or take action by the affirmative vote of two or more Non-Employee Directors (with all other members of the Committee abstaining or recusing themselves from participating in the matter), or refer the matter to the full Board of Directors for action.

    Section 4 Maximum Number of Shares Subject to the Plan. The aggregate number of shares of Common Stock which may be granted under the Plan shall be 50,000 shares. The shares of Common Stock to be issued upon exercise of an Option may be authorized but unissued shares or reacquired shares. If any of the Options granted under the Plan expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated Options shall cease to reduce the number of shares available for purposes of the Plan. The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

    Section 5. Eligibility and Participation. Any Director entitled to compensation by the Company, the Bank, or ISL for service as a Director, other than a Director who is also a salaried officer or employee of the Company, the Bank, or ISL, or any of their subsidiaries, shall be eligible to receive Options according to the terms of the Plan.

    Section 6. Grant of Option. Effective on the date of each of the next ten regular annual meetings of stockholders of the Company, commencing with the 1999 regular annual meeting, the Company shall automatically grant an Option for the purchase of 1,000 shares of Common Stock to each Director (whether a Director of one or more of the Company, Bank, or ISL) ("Optionee") who will be a Director immediately following that annual meeting.

    Section 7. Duration of Options. Each Option and all rights thereunder granted pursuant to the terms of this Plan shall expire ten years from the date on which the Option is granted. In addition, each Option shall be subject to earlier termination as provided in the Plan.

    Section 8. Exercise Price. The exercise price ("Exercise Price") for shares subject to any Option granted hereunder shall be equal to the fair market value ("Fair Market Value") of the shares at the time of the grant of the Option. Fair Market Value on any day shall be deemed to be the highest closing price of the Common Stock on such day on the New York Stock Exchange (or such other exchange or interdealer quotation system that then constitutes the primary trading market for the Common Stock), and if no reported sale takes place on such day, Fair Market Value shall be deemed to be the highest closing price on the next preceding day on which such a sale occurred.

    Section 9. Exercise of Options. Each Option shall be exercisable in whole or part during its term. The person exercising an Option may do so only by written notice of exercise delivered to the Company's Corporate Secretary, in such form as the Corporate Secretary prescribes or approves from time to time, specifying the number of shares to be purchased and accompanied by a tender of the Exercise Price for those shares. The Exercise Price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company or by delivery of shares of Common Stock (excluding restricted shares acquired pursuant to this Plan as to which restrictions have not lapsed), or a combination thereof, at the time of exercise of the Option. If any portion of the Exercise Price is paid in shares of Common Stock, those shares shall be tendered at their then Fair Market Value as determined in accordance with
Section 8 of this Plan. Fractional shares resulting from any adjustment in Options pursuant to Section 21 of the Plan shall be settled in cash based on the Fair Market Value of the Common Stock as determined under Section 8.

    Section 10. Option Rights Upon Termination of Service. If an Optionee ceases to serve as a Director for any reason other than death or Disability as described below, his Option shall expire three months after the date on which the Director ceases his service as a Director unless by its terms it expires sooner.

    Section 11. Option Rights Upon Death of Optionee. If an Optionee dies while serving as a Director, his Option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the Option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

    Section 12. Option Rights Upon Disability of Optionee. If an Optionee ceases to serve as a Director due to "Disability", his Option shall expire one year after the date of such termination of service unless by its terms it expires sooner. During this one year or shorter period, the Option may be exercised, to the extent that it remains unexercised on the date of such termination of service, by the Optionee or by his legal guardian on behalf of the Optionee. For purposes of this Plan, the term "Disability" shall mean, as determined by the Committee, the Director's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, or any successor definition of the term "Permanent and Total Disability" under Code Section 22(e)(3).

    Section 13. Options Not Transferable. Options granted pursuant to the terms of this Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and shall not be subject to execution, attachment, or similar process; except that at the holder's election, such Options may be transferred to and held by a revocable trust of which the Optionee is both a trustee and beneficiary, in which case such Options shall continue to be subject to all restrictions set forth in this Plan. Options may be exercised during the lifetime of an Optionee only by (a) the Optionee, (b) at the Optionee's election, by a revocable trust of which the Optionee is both a trustee and beneficiary, (c) on behalf of the Optionee, by a person holding the Optionee's power of attorney for that purpose, or (d) the duly appointed guardian of the person and property of an Optionee who is under a Disability.

    Section 14. Option Stock Restricted. Shares of Common Stock that are purchased by exercise of an Option granted under the Plan shall be treated in all respects as restricted shares ("Restricted Shares") during the restriction period ("Restriction Period") as defined hereunder. If during the Restriction Period, the holder of the Restricted Shares ceases to serve as a Director for any reason other than an event described in clause (b), (c), (d), (e), or (f) of
Section 18 below, the holder shall sell to the Company, and the Company shall redeem, the Restricted Shares at the price equal to the Fair Market Value of the shares (determined as provided in Section 8) at the time of grant (i.e., the Option Exercise Price). The redemption price shall be paid to the holder in a single payment for the complete redemption of the Restricted Shares.

    For this purpose, the "Restriction Period" means the period commencing on the date Restricted Shares are purchased, and ending at the later of the expiration of: (a) the Director's then current term as a Director of either the Company or the Bank or ISL (whichever term last expires); or (b) any immediately succeeding future consecutive term as a Director of either the Company or the Bank or ISL that results from election, appointment, reelection, or reappointment to any such Board of Directors; provided that the Restriction Period shall not expire (and no redemption of Restricted Shares shall occur) at the time a person ceases to be a member of the Board of Directors of the Company or of the Bank or ISL, if at that time such person continues to be a Director by reason of membership on any of the Board of Directors of the Company or the Bank or ISL.

    Section 15. Restricted Shares Not Transferable. During the Restriction Period, Restricted Shares may not be sold, pledged, assigned, or transferred in any manner, and shall not be subject to execution, attachment, or similar process; except that, at the Optionee's election, the Restricted Shares may be transferred to and held by a revocable grantor trust of which the Optionee is both a trustee and beneficiary, in which case the Restricted Shares shall continue to be subject to the nontransferability, forfeiture, and redemption limitations.

    Section 16. Stockholder Rights. The holder of Restricted Shares shall have during the Restriction Period all of the rights of a stockholder of the Company with respect to the Restricted Shares, including the right to vote the shares, and the right to receive any dividends and other distributions thereon; provided that any shares of Common Stock issued as the result of any stock dividend or stock split shall, to the extent attributable to Restricted Shares, themselves constitute Restricted Shares.

    Section 17. Surrender of Stock Certificate and Assignment of Shares. Upon the occurrence of an event triggering the redemption of Restricted Shares, the holder shall immediately return the certificate representing the Restricted Shares to the Company's Corporate Secretary, duly endorsed in blank by holder or with duly endorsed stock powers attached, all in forms suitable for the transfer of the Restricted Shares to the Company, and the Company shall immediately pay to the holder the required redemption price. From and after occurrence of such an event, the Company shall not pay any dividends to the holder on or with respect to the Restricted Shares, or permit the holder to exercise any of the privileges or rights of a stockholder with respect to such shares, but shall treat the Company or its nominee as the owner of the shares. Any assignment of the Restricted Shares pursuant to this Section 17 shall be effective as of the date of the holder's termination of service as a Director.

    Section 18. Lapse of Restrictions. The restrictions set forth in Section 14 above relating to the redemption of Restricted Shares and Section 15 above relating to the nontransferability of Restricted Shares shall lapse and no longer apply upon the earlier of: (a) the expiration of the Restriction Period;
(b) the death of the Director; (c) the cessation of service as a Director due to "Disability"; (d) the occurrence of a change of control ("Change of Control") of the Company; (e) the removal of the Director from office by stockholders without cause; or (f) the termination of service of the Director with the approval of the Board of Directors for purposes of the Plan. Further, in the case of the exercise of an Option after death or Disability, such restrictions shall not apply to the Shares purchased by way of the exercise. A "Change of Control" of the Company shall be deemed to occur in the event: (a) a person acquires 20% or more of Company voting stock; (b) Company shareholders approve a merger, consolidation, or other business combination, or a sale of substantially all of its assets or enters into a similar business transaction ("Transaction"), unless after such Transaction, the shareholders immediately prior to the Transaction continue to control a majority of Company voting power in the resulting entity; or (c) within any twenty-four (24) month beginning on or after April 29, 1999, the persons who were directors immediately prior to such period shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors. Modified certificates for shares of stock, without the restrictive legend referred to in Section 20 below, shall be delivered to the holder as soon as reasonably practicable after, and only after, the lapse of the restrictions.

    Section 19. Adjustments. If the then outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities as to which Options and Restricted Shares may be granted under this Plan. A corresponding adjustment changing the number and kind of shares or securities allocated to unexercised Options, Restricted Shares, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option.

    Section 20. Restrictive Legend. The holder of Restricted Shares shall not have any rights with respect to such shares, unless and until such holder has executed an agreement evidencing the terms and conditions of the issuance of such shares. Each individual who purchases Restricted Shares shall be issued a stock certificate in respect of such shares. Such certificate shall be registered in the name of the holder and shall bear an appropriate legend (in addition to any legend required pursuant to Section 20 below) referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

    The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and redemption) of the CB Bancshares, Inc. Directors Stock Option Plan and related Stock Option Grant Agreement, which Agreement was entered into between the registered owner and CB Bancshares, Inc. Copies of such Plan and Agreement are on file in the offices of CB Bancshares, Inc.

    Section 21. Compliance with Securities Laws. Shares shall not be issued under the Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company may also require a holder to furnish evidence satisfactory to the Company and its counsel (including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise), that the shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each holder shall consent to the imposition of legends on the certificates for shares issued under this Plan restricting their transferability as required by law, by this Section 20 above.

    Section 22. Rule 16b-3 Requirements. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act (except to the extent that noncompliance of a particular transaction would not result in liability under
Section 16 of the Exchange Act or the rules adopted thereunder). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    Section 23. Termination and Amendment of Plan. The Plan shall terminate at the end of the term of the Plan described in Section 2, or shall terminate at such earlier time as the Board of Directors may determine. No Options shall be granted under the Plan after that date. Subject to the limitation contained in
Section 24 below, the Board of Directors may at any time, without further reference to or approval by the Company's stockholders, terminate or suspend the Plan or amend or revise its terms, including the form and substance of the Option agreements to be used hereunder.

    Section 24. Prior Rights and Obligations. No amendment, suspension, or termination of the Plan shall, without the consent of the individual who has received an Option or has purchased a Restricted Share, alter or impair any of that person's rights or obligations under any Option granted or Restricted Share purchased under the Plan prior to that amendment, suspension, or termination. However, the grant of an Option or purchase of a Restricted Share shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure; to merge or consolidate; or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

    Section 25. Privileges of Stock Ownership. Notwithstanding the exercise of any Option granted pursuant to the terms of this Plan or the achievement of any conditions specified in any Restricted Share purchased pursuant to the terms of this Plan, no individual shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her Option or the satisfaction of his or her Restricted Share conditions until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any Option or satisfaction of any conditions with respect to any Restricted Share unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

    Section 26. Continued Service. Nothing contained in this Plan shall be construed as conferring upon a Director the right to continue in the service of the Company, the Bank, or ISL as a Director or in any other capacity. Further, nothing contained in this Plan or in any Option or Restricted Share granted hereunder shall be deemed to create any obligation on the part of the Board of Directors of the Company, the Bank, or ISL to nominate any Director for reelection.

    Section 27. Tax Withholding. The exercise of any Option or Restricted Share purchase under this Plan is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the Option or purchase of the Restricted Share shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. A Director may elect, on an irrevocable basis, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction.

    Section 28. Indemnification. Each person who is or shall have been a member of the Committee, or of the Company's Board of Directors, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company have to indemnify them or hold them harmless.

    Section 29. Successors. All obligations of the Company under the Plan with respect to Options or Restricted Shares hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

    Section 30. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

    Section 31. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    Section 32. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Hawaii.

                                  PROXY

                   IMPORTANT-PLEASE SIGN AND RETURN IMMEDIATELY

         CB BANCSHARES, INC., 201 MERCHANT STREET, HONOLULU, HAWAII 96813


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of CB Bancshares, Inc. ("Bancshares") hereby constitutes and appoints Donald J. Andres, Tomio Fuchu and Hiroshi Sakai and each or any of them, with full power of substitution, as Proxies of the undersigned to vote and otherwise act in respect of all of the shares of the common stock of Bancshares, which the undersigned may be entitled to vote at the 1999 annual meeting of stockholders of CB Bancshares to be held on Thursday, April 29, 1999, at 1:30 p.m., at Ala Moana Hotel, 410 Atkinson Drive, Honolulu, Hawaii, or any adjournment thereof, with all the rights and powers the undersigned would possess if personally present: Proxies are instructed to vote as specified on the reverse side.


                            Continued on reverse side



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                                FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING   Please mark
                                                             your vote as
                                                             indicated in   /X/
                                                             this example

1. ELECTION OF DIRECTORS                 Colbert M. Matsumoto, Caryn S. Morita, Yoshiki Takada, Lionel Y. Tokioka

  FOR ALL NOMINEES      WITHHOLD         (INSTRUCTION:  To withhold authority to vote for any individual nominee, or nominees
  LISTED AT RIGHT      AUTHORITY                        write the name of the nominee or nominees in the space provided below.)
 (except as indicated  TO VOTE FOR
  to the contrary)     ALL NOMINEES
                      LISTED AT RIGHT

      [  ]                 [  ]            --------------------------------------------------------------------------------------


2. APPROVAL OF THE CB BANCSHARES, INC. DIRECTORS
   STOCK OPTION PLAN.

       FOR       AGAINST     ABSTAIN
      [  ]        [  ]        [  ]



3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, BUT NOT LIMITED TO, MATTERS PRESENTED AT THE MEETING, WHICH WERE NOT KNOWN TO THE BOARD OF DIRECTORS A REASONABLE TIME BEFORE THE SOLICITATION OF PROXIES.

   IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS
   ABOVE.

         Please sign exactly as name appears hereon. When signing as attorney, personal representative, trustee, or guardian, please use full title. All joint owners and trustees should sign. If the signer is a corporation, please sign in full corporate name, by duly authorized officer.


    ---------------------------------------------------------------------------
    Signature (no witness required)



    ---------------------------------------------------------------------------
    Signature



    Dated:
           --------------------------------------------------------------------



                  PLEASE SIGN AND DATE HERE AND RETURN PROMPTLY
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE